UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICA FIRST MULTIFAMILY INVESTORS, L. P.

1004 Farnam Street, Suite 400

Omaha, NE 68102

On September 2, 2015, America First Multifamily Investors, L. P. released a video pursuant to its Consent Solicitation dated July 24, 2015. Below is the script to such video.

“Hello, my name is Craig Allen and I am the Chief Financial Officer of America First Multifamily Investors, LP….NASDAQ symbol ATAX.

I would like to take some time today to talk to you about the importance of the eight Proposals in our Consent Solicitation Statement we recently made available to you and why your “FOR” vote is needed on each of the Proposals.

•	Proposals 1A, 1B and 1C will provide ATAX with Greater Operational Flexibility

•	Proposals 1D and 1E provide ATAX with Enhanced Operational Sustainability

•	Proposal 1F will implement certain amendments to the Limited Partnership Agreement that are intended to protect the unitholders from unsolicited acquisition tactics

•	Proposal 1G clarifies Operational and Mechanical Matters of ATAX, and

•	Proposal 2 provides for the approval of the 2015 Equity Incentive Plan

Each of the Proposals focuses on the ultimate goal of creating the best conditions possible to enhance value to each of you as a unitholder.

We are rapidly approaching the expiration date of the Consent Solicitation period and we need your help. If you have voted,..........thank you. If you have not yet voted please do so as soon as you can. We are encouraged by the results of the voting thus far but without your votes, ATAX will not be successful in our effort to secure enough “FOR” votes to pass each of the Proposals.

You have an opportunity to be a part of launching ATAX into the next phase of its growth and, ultimately, perpetuate our efforts to enhance the returns to you, our unitholders.

So all you need to do now is vote. I’d like to assure each of you that voting is easy for you to do.

First, you can vote online. To vote online, simply open your internet browser and type in www.proxyonline.com and input your 10 digit control number. You should have received your control number either by mail or online from your broker. If you cannot locate your control number call 1-800-591-8250 and you can place your vote with our Vote Tabulator.

Another option is to vote by telephone. Simply call the number on the bottom of your screen to vote. That number is 1-800-591-8250 and operators are standing by to register your vote.

This video and a transcript can be found on ATAXfund.com and is available to be viewed by you at any time.

Once again, it is very important that you vote and vote “FOR” each Proposal. I would like to thank you for your willingness to call in your vote or vote online today. We appreciate your continued support.”

IMPORTANT NOTICE

REASONS TO VOTE “FOR” THE AMERICA FIRST

MULTIFAMILY INVESTORS, L.P. CONSENT SOLICITATION PROPOSALS

Unitholder Name

Address 1

Address 2

Address 3

Dear Unitholder:

On behalf of America First Multifamily Investors, L.P. (ticker symbol “ATAX”), I would like to thank you for being an ATAX investor.

We would encourage you to vote “FOR” each of the eight proposals described in our Consent Solicitation Statement dated July 24, 2015. By doing so, we can continue to focus on creating the best conditions to enhance value to you, our unitholder.

Please take a moment to watch a brief video in which ATAX’s Chief Financial

Officer, Craig Allen, explains the importance of these proposals.

Sincerely, /s/ Mark Hiatt Mark Hiatt Chief Executive Officer America First Multifamily Investors, L.P.

*Requires a QR code reader to be installed on your mobile device.

Should you have any questions about the proposal or about how to vote, please call 1-800-591-8250 Your Investor Identification Number: XXXXXXXXXX

America First Multifamily Investors, L.P., 1004 Farnam Street, Omaha, NE 68102